FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2000, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999 (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and FIRSTAR BANK, NATIONAL ASSOCIATION (formerly known as Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

     The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this First Amendment.

     2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

         (a) The following definitions are added to section 1 to appear in the appropriate alphabetical sequence:



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             "Certificate Trustee" means Firstar Bank, National Association, in its capacity as trustee under the Indenture, and any successor trustee under the Indenture.

             "Indenture" means that certain Trust Indenture dated as of March 1, 2000 between the Company and the Certificate Trustee, as the same may be amended, modified, supplemented or restated from time to time.

             "Transferred Loan Value" means, with respect to any Transferred Loan, (a) prior to any draw under the Letter of Credit by the Certificate Trustee for the purpose of redeeming the Certificates of Participation issued with respect to such Transferred Loan as a result of a default thereunder, the lesser of (i) the outstanding principal balance of such Transferred Loan and (ii) an amount equal to 64% of the fair market value of the real property and equipment securing such Transferred Loan as determined by an MAI appraiser acceptable to the Agent in a written appraisal which satisfies all regulatory requirements applicable to the Lenders, and (b) upon any drawing under the Letter of Credit by the Certificate Trustee for the purpose of redeeming the Certificates of Participation issued with respect to such Transferred Loan as a result of a default thereunder, the lesser of (i) the outstanding principal balance of such Transferred Loan and (ii) an amount equal to 50% of the fair market value of the real property and equipment securing such Transferred Loan as determined by an MAI appraiser acceptable to the Agent in a written appraisal which satisfies all regulatory requirements applicable to the Lenders; provided, however, that in each circumstance in which such fair market value exceeds $1,000,000, such appraisal shall be reviewed by the Agent and if the Agent, in its reasonable judgment, determines that the value of such real property and equipment is less than the amount shown in the applicable appraisal, then the value for purposes of subsections
     (a)(ii) or (b)(ii) hereof, as the case may be, shall be such lesser amount determined by the Agent; provided, further, that in the case of a Transferred Loan that is reacquired by the Company from the Certificate Trustee (by purchase or otherwise), the Transferred Loan Value of such Transferred Loan shall be $0 until the date the Agent receives a new appraisal of the relevant real property and equipment, or the Company and the Majority Lenders otherwise agree.



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

         (b) The definition of Letter of Credit contained in section 1 is amended to read as follows:

             "Letter of Credit" means the Irrevocable Letter of Credit issued by the Agent in favor of the Certificate Trustee.

         (c) The definition of "LOC Commitment" contained in section 1 is amended to read as follows:

             "LOC Commitment" means the commitment of the Agent to issue, and the Commitment of the Lenders to severally participate in, the Letter of Credit. The LOC Commitment is initially $10,500,000. The LOC Commitment is a subfacility of the Revolving Loan Commitment rather than a separate, independent commitment.

         (d) The definition of "Transferred Loan" contained in section 1 is amended to read as follows:

             "Transferred Loan" means an industrial development revenue bond issued by a Wisconsin municipality which the Company has sold to the trust created under the Indenture.

         (e) The definition of "Transferred Loan Borrowing Base Amount" contained in section 1 is amended to read as follows:

             "Transferred Loan Borrowing Base Amount" means the sum of the Transferred Loan Values for all outstanding Transferred Loans.

         (f) Section 2.1(c)(i) is amended to read as follows:

             (i) Issuance. The Agent will issue the Letter of Credit, subject to the terms and conditions hereof, at any time during the period from the Closing Date to the Maturity Date; provided that:



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                 [1] The amount available for drawing under the Letter of Credit shall not exceed the LOC Commitment;

                 [2] The amount available for drawing plus the aggregate outstanding principal balance of all Revolving Loans shall not exceed the lesser of [a] the Revolving Loan Commitment then in effect and [b] the Borrowing Base Amount as shown on the Borrowing Base Certificate most recently furnished to the Agent by the Company;

                 [3] The Letter of Credit and all proceedings related thereto shall be satisfactory in form and content to the Agent;

                 [4] At or prior to the issuance date of the Letter of Credit the Agent shall have received [a] a copy of the Indenture, duly executed by the Company and the Certificate Trustee, [b] an application from the Company requesting the issuance of the Letter of Credit and [c] a certificate, signed by the President of the Company, to the effect that on the issuance date the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and that no Default or Event of Default exists; and

                 [5] The conditions set forth in section 4.2 of this Agreement have been satisfied.

         (g) Sections 2.13 and 2.14 are amended to read as follows:

             2.13 Capital Adequacy. As used in this section, the term "Regulatory Change" means any change enacted or issued after the date of this Agreement of any (or the adoption after the date of this Agreement of any new) federal or state law, regulation, interpretation, direction, policy or guideline, or any court decision, which affects (or, in the case of a court decision would, if the decision were applicable to any Lender, affect) the treatment of any Revolving Loan, the Letter of Credit or any commitment of any Lender hereunder as an asset or other item included for the purpose of calculating the appropriate amount of capital to be maintained by such



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     Lender or any corporation controlling such Lender. If such Regulatory
     Change has the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of the Revolving Loans, the Letter of Credit or commitments of such Lender hereunder to a level below that which such Lender or such corporation could have achieved but for such Regulatory Change (taking into account such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time following notice by such Lender to the Company of such Regulatory Change, within ten days after demand from such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction. Such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

             2.14 Yield Protection. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

         (a) subjects any Lender to any tax, duty, charge or withholding on or from payments due from the Company (excluding federal taxation of the overall net income of any Lender and any such tax, duty, charge or withholding in effect as of the date of this Agreement), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loans, the Letter of Credit or other amounts due it hereunder (excluding federal taxation of the overall net income of any Lender);

         (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Loans) with respect to its Revolving Loans or the Letter of Credit; or

         (c) imposes any other condition the result of which is to increase the cost to any Lender of making, funding or maintaining the Revolving Loans or the Letter of Credit or reduces any amount received by any Lender in connection with the Revolving Loans or the Letter of Credit



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or requires any Lender to make any payment calculated by reference to the amount of Revolving Loans held or interest received by it or by reference to the amount of such Lender's participation in the Letter of Credit, by an amount deemed material by such Lender;

then, within 15 days of demand by such Lender, the Company shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable thereto. Such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

         (h) Section 5.13 of the Credit Agreement is created and reads as follows:

             5.13 Compliance with Indenture. Timely (subject to any applicable grace periods provided for therein) comply with all of the Company's obligations under the Indenture.

         (i) Section 6.6 is amended by deleting the "and" at the end of subsection (f) thereof, deleting the "." at the end of subsection (g) thereof, inserting a ";" in its place, and creating a new subsection (h) to read as follows:

             and (h) acquisition of any Junior Certificate (as defined in the Indenture) of any Series (as defined in the Indenture) in connection with the transfer by the Company of any Transferred Loan to the trust created under the Indenture.

         (j) Section 6.17 of the Credit Agreement is created to read as follows:

             6.17 No Amendment to Indenture or Transferred Loans. Amend, modify, supplement or revise the Indenture or the terms of any Transferred Loan,
     (a) at any time that a Default or Event of Default exists hereunder, or (b) if no Default or Event of Default then exists, if such amendment, modification, supplementation or revision would (i) alter any of the "money terms" under the Indenture, including, the rate of interest payable thereunder, the amount of, or schedule for the repayment of the principal thereof, or the amount of any fees payable thereunder, (ii) require any amendment or modification to any of the terms of the Letter of Credit or


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


     (iii) otherwise adversely affect the rights or remedies of the Agent or the Lenders with respect to any Transferred Loan.

         (k) Section 9.2 of the Credit Agreement is revised to read as follows:

             9.2 Indemnification. The Company agrees to defend, indemnify and hold harmless the Agent, the Collateral Custodian, the Lenders and their respective directors, officers, employees and agents from and against any and all loss, cost, expense or liability (including reasonable attorneys' fees) incurred in connection with any and all claims or proceedings (whether brought by a private party or governmental agency) as a result of, or arising out of or relating to:

                 (a) bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws) located on or migrating into, from or through property previously, now or hereafter owned or occupied by the Company, which the Agent or any Lender may incur due to the making of the Revolving Loans, the exercise of any of its rights under the Security Documents, or otherwise;

                 (b) any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Revolving Loan;

                 (c) any claim that the offering, issuance, placement or sale of Commercial Paper, or any document used in connection therewith, resulted in a violation of law, including any federal or state securities law;

                 (d) the entering into, performance of and exercise of their rights under this Agreement or any other Loan Document by the Agent, the Collateral Custodian and the Lenders;

                 (e) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; provided, however, that the Company shall not be required to indemnify the Agent or the Lenders for any claims, damages, losses, liabilities, costs or expenses to the



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          extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Agent in determining whether a draw or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) the Agent's willful failure to pay under the Letter of Credit after the presentation to it by the Certificate Trustee of a draw and certificate strictly complying with the terms and conditions of the Letter of Credit; and

                 (f) the issuance and sale of the Certificates of Participation in the trust created under the Indenture, the issuance of the Letter of Credit or the consummation of the transactions contemplated by the Indenture; provided, however, that the Company shall not be required to indemnify the Agent or the Lenders for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) any misstatement of a material fact concerning the Agent which was made or furnished by the Agent or (ii) any failure by the Agent to state a material fact concerning the Agent, in connection with the sale of such Certificates of Participation.

                     This indemnity will survive foreclosure of any security interest or mortgage or conveyance in lieu of foreclosure and the repayment of the Revolving Loans and the discharge and release of the Security Documents.

         (l) References in the Loan Documents to "a Letter of Credit," "each Letter of Credit" and "the Letters of Credit" shall refer to the Letter of Credit.

         (m) Exhibit D attached hereto shall be deemed to be an Exhibit to the Credit Agreement and shall replace its predecessor attached thereto.

     3. Effectiveness of First Amendment. This First Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

         (a) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on April 30, 1999 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors



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of the Company authorizing the issuance, execution and delivery of this First
Amendment; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

         (b) Ancillary Documents. The Agent shall have received such additional documents, agreements, instruments, certifications and opinions of counsel as the Agent may reasonably request in connection with the transaction contemplated by the Indenture and the issuance of the Letter of Credit.

         (c) Proceedings Satisfactory. All other proceedings contemplated by this First Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

     4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

         (a) The execution and delivery of this First Amendment and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

         (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this First Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.



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     5.  Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this First Amendment.

     6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

     7. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of parties hereto may execute this First Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]




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                                        BANDO MCGLOCKLIN SMALL BUSINESS LENDING
                                        CORPORATION

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        FIRSTAR BANK, N.A., (formerly known
                                        as Firstar Bank Milwaukee, N.A.), as the
                                        Agent and a Lender

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION
                                        (formerly known as First Bank National
                                        Association)

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        LASALLE BANK NATIONAL
                                        ASSOCIATION (formerly known
                                        as LaSalle National Bank)

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        THE HUNTINGTON NATIONAL BANK

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------


                                        M&I MARSHALL & ILSLEY BANK

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------

                                        BY
                                          --------------------------------------
                                          Its
                                             -----------------------------------


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